Exhibit 99.1

PRESS RELEASE
Investor Relations:	Media:
Stamford, CT: +1 (203) 905 2413	Lausanne: +41 (0)58 242 4500
Lausanne: +41 (0)58 242 4666	Email: David.Fraser@pmi.com
Email: InvestorRelations@pmi.com

Philip Morris International Presents at
2025 Morgan Stanley Global Consumer & Retail Conference

STAMFORD, CT, December 2, 2025 – Philip Morris International Inc. (PMI) (NYSE: PM) Chief Executive Officer, Jacek Olczak, will address investors today at the Morgan Stanley Global Consumer & Retail Conference.

The event will be webcast live in listen-only mode here, beginning at approximately 10:15 a.m. ET, and on the PMI Investor Relations Mobile Application (www.pmi.com/irapp). An archived copy of the webcast will be available for six months after the event.

2025 Full-Year Forecast
PMI reaffirms its 2025 full-year reported diluted EPS forecast, announced on October 21, 2025, of $7.39 to $7.49. Excluding a total 2025 adjustment of $0.07 per share, this forecast represents a projected increase of 13.5% to 15.1% versus adjusted diluted EPS of $6.57 in 2024. Also excluding a favorable currency impact, at then-prevailing exchange rates, of $0.10 per share, this forecast represents a projected increase of 12.0% to 13.5% versus adjusted diluted EPS of $6.57 in 2024, as outlined in the below table.

The assumptions underlying this forecast remain unchanged versus those communicated by PMI in its Third-Quarter 2025 earnings release of October 21, 2025.

Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

	Full-Year
	2025 Forecast			2024	Growth

Reported Diluted EPS	$7.39	-	$7.49	$4.52
Adjustments:
Restructuring charges	0.13			0.10
Impairment of goodwill and other intangibles	0.03			0.01
Amortization of intangibles(1)	0.50			0.40
Germany excise tax classification litigation charge	0.10			—
RBH (Canada) Plan Implementation, including dividend income, net	(0.10)			—
Impairment of Wellness & Healthcare related equity investment	0.09			—
Income tax impact associated with Swedish Match AB financing	(0.24)			0.14
Fair value adjustment for equity security investments	(0.33)			(0.27)
Tax items	(0.11)			(0.03)
Other 2024 adjustments(2)	—			1.70
Total Adjustments	0.07			2.05
Adjusted Diluted EPS	$7.46	-	$7.56	$6.57	13.5%	-	15.1%
Less: Currency	0.10
Adjusted Diluted EPS, excluding currency	$7.36	-	$7.46	$6.57	12.0%	-	13.5%
(1) See forecast assumptions in our Q3 2025 Earnings Release
(2) Includes $0.13 loss on sale of Vectura Group, $0.03 Egypt sales tax charge, $0.05 Megapolis localization tax impact, $1.49 impairment related to the RBH equity investment

Forward-Looking and Cautionary Statements
This press release contains projections of future results and goals and other forward-looking statements, including statements regarding expected financial or operational performance; capital allocation plans; investment strategies; market expectations; business plans and strategies. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco and/or nicotine use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; the impact and consequences of Russia's invasion of Ukraine; changes in adult smoker behavior; the impact of natural disasters and pandemics on PMI's business; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; recent and potential future tariffs imposed by the U.S. and other countries; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to introduce, commercialize, and grow smoke-free products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; if it is unable to attract and retain the best global talent; or if it is unable to successfully integrate and realize the expected benefits from recent transactions and acquisitions. Future results are also subject to the lower predictability of our smoke-free products performance.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including PMI's Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2024, and the Quarterly Report on Form 10-Q for the third quarter ended September 30, 2025. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

Philip Morris International: A Global Smoke-Free Champion
Philip Morris International is a leading international consumer goods company, actively delivering a smoke-free future and evolving its portfolio for the long term to include products outside of the tobacco and nicotine sector. The company’s current product portfolio primarily consists of cigarettes and smoke-free products, including heat-not-burn, nicotine pouch and e-vapor products. Our smoke-free products are available for sale in over 100 markets, and as of June 30, 2025 PMI estimates they were used by over 41 million legal-age consumers around the world, many of whom have moved away from cigarettes or significantly reduced their consumption. The smoke-free business accounted for 41% of PMI’s first-nine months 2025 total net revenues. Since 2008, PMI has invested over $14 billion to develop, scientifically substantiate and commercialize innovative smoke-free products for adults who would otherwise continue to smoke, with the goal of completely ending the sale of cigarettes. This includes the building of world-class scientific assessment capabilities, notably in the areas of pre-clinical systems toxicology, clinical and behavioral research, as well as post-market studies. Following a robust science-based review, the U.S. Food and Drug Administration has authorized the marketing of Swedish Match’s General snus and ZYN nicotine pouches and versions of PMI’s IQOS devices and consumables - the first-ever such authorizations in their respective categories. Versions of IQOS devices and consumables and General snus also obtained the first-ever Modified Risk Tobacco Product authorizations from the FDA. With a strong foundation and significant expertise in life sciences, PMI has a long-term ambition to expand into wellness and healthcare areas and aims to enhance life through the delivery of seamless health experiences. References to “PMI”, “we”, “our” and “us” mean Philip Morris International Inc., and its subsidiaries. For more information, please visit www.pmi.com and www.pmiscience.com.